SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2006

M-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11533 Franklin Avenue, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630)562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To maintain the listing of its common stock on the NASDAQ Capital Market, the Registrant must maintain compliance with NASDAQ’S continuing listing requirements, which require, among other things, that the bid price of the Registrant’s common stock not close below a minimum price of $1.00 per share for any period of 30 consecutive business days. On June 28, 2006, the Registrant received a NASDAQ Staff Deficiency Letter indicating that the Registrant fails to comply with the minimum closing bid price requirement for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(4) (the “Rule”).

NASDAQ has provided the Registrant 180 calendar days for the minimum closing bid price on the Registrant’s common stock to exceed $1.00 per share for a minimum of ten consecutive business days. If the closing bid price of the Registrant’s common stock exceeds $1.00 for a minimum of ten consecutive business days at any time prior to December 26, 2006, NASDAQ will provide written notification that the Registrant complies with the Rule . If the closing bid price does not exceed $1.00 per share for a minimum of ten consecutive business days at any time prior to December 26, 2006, NASDAQ may provide an additional 180-day period or it may delist the Registrant’s common stock at that time. In such case, NASDAQ’s decision to extend the time period for compliance or to delist the Registrant’s common stock will depend on whether the Registrant is in compliance with other NASDAQ listing qualification standards. There can be no assurance that the Registrant will be in compliance with such listing qualification standards.

In addition, Nasdaq’s continuing listing requirements include a minimum tangible net worth of $2.5 million. Our current forecasts estimate that we will not be able to maintain this minimum tangible net worth through the 2006 third quarter without obtaining additional equity financing.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Letter from Nasdaq Stock Market Listing Qualifications Department, dated June 28, 2006.

99.2	Press Release dated July 3, 2006.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Registrant’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Registrant’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

	By	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer
Dated: July 3, 2006